EXHIBIT 5.1

February 7, 2003

Onyx Acceptance Financial Corporation
27051 Towne Centre Drive, Suite 200
Foothill Ranch, California 96210

Re:	Onyx Acceptance Financial Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

     We have acted as special counsel for Onyx Acceptance Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and we will act as special counsel for certain trusts to be formed, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an “Issuer”), in connection with the proposed issuance by each Issuer of its Auto Loan Backed Notes (the “Notes”). The Notes are to be issued pursuant to an Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The Indenture, in the form filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, is herein referred to as the “Indenture.”

     We have examined originals or copies, certified or otherwise to our satisfaction, of the Issuer’s organizational documents, the form of Indenture and form of Notes included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture for such series; and that the Notes for each series will be sold as described in the Registration Statement.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture of each series by the applicable Issuer and the Indenture Trustee and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, except

Onyx Acceptance Financial Corporation
February 7, 2003

that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought.

     In rendering the opinion expressed above, we have assumed that the form and terms of the Notes, the issuance, sale and delivery thereof by the applicable Issuer, and the incurrence and performance of any Issuer’s obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, such Issuer’s Certificate of Incorporation or bylaws, organic documents, declaration of trust of any trust, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the applicable Issuer, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

     We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Andrews & Kurth L.L.P.